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                                                                    EXHIBIT 3.21

                          CERTIFICATE OF INCORPORATION
                                       OF
                             VELOBIND, INCORPORATED

         1. The name of the corporation is VeloBind, Incorporated (the "Corporation").

         2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of all classes of stock that the Corporation is authorized to issue is twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock with a par value of fifty cents ($.50) per share and five million (5,000,000) shares of Preferred Stock with a par value of fifty cents ($.50) per share. The Preferred Stock may be issued in one or more series, and the Board of Directors of the Corporation is expressly authorized (i) to fix the designations, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of Preferred Stock and (ii) to specify the number of shares of any series of Preferred Stock.

         5. The name and mailing address of the incorporator are as follows:

                  Hilary E. O'Brien
                  Morrison & Foerster
                  345 California Street
                  San Francisco, California  94104

         6. The Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

         7. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         8. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Articles 8 does not affect the availability of equitable remedies for breach of fiduciary duties. Neither any amendment or repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation inconsistent with the Article 8, shall eliminate or reduce the effect of this Article 8


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in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         9. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         10. Advance notice of new business and stockholder nominations for, and cumulative voting in, the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

         11. The following provision is interested for the regulation and conduct of the business and affairs of the Corporation and is in furtherance, and not in limitation or exclusion, of any powers conferred upon it by statute.

         In all elections of directors each shareholder shall be entitled to as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he or she may see fit, which right, when exercised, shall be termed "cumulative voting."

         12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring any certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 6th day of June, 1998.


                                                        /s/ HILARY E. O'BRIEN
                                                        -----------------------

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                                  * * * * * *



                             CERTIFICATE OF MERGER
                                       OF
                          GBC ACQUISITION CORPORATION
                            (a Delaware corporation)
                                      INTO
                             VELOBIND, INCORPORATED
                            (a Delaware corporation)

                                  *************
          The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger (the "Merger") is as follows:


                                                    STATE OF
                   NAME                          INCORPORATION
                   ----                          -------------

         GBC Acquisition Corporation               Delaware

         VeloBind, Incorporated                    Delaware

                  SECOND: That an Agreement of Merger between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: That VeloBind, Incorporated shall be the surviving corporation.

                  FOURTH: That the amendments of the Certificate of Incorporation of VeloBind, Incorporated to be effected by the Merger are as follows;

                  1. Article Two is amended in its entirety to read as follows:

                                    2. The address of Corporation's registered
                           office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover,

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                           Delaware, County of Kent. The name of its registered
                           agent at such address in The Prentice-Hall
                           Corporation System, Inc.

                  2. Article 4 is amended in its entirety to read as follows:

                                    4. The total number of shares of stock which
                           the Corporation shall have authority to issue is 100, all of which shares shall be common stock, $.50 par value per share.

                  3. Article 11 is deleted in its entirety.

                  4. Article 12 is redesignated Article 11.

                  FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is One GBC Plaza, Northbrook, Illinois 60062.

                  SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

Dated: [FILED November 1, 1991]                VELOBIND, INCORPORATED
                                               a Delaware corporation


                                                By: /s/ CARL J. SWENSON
                                                    ---------------------------
                                                Name:  Carl J. Swenson
                                                Title: President and Chief
                                                       Executive Officer
ATTEST:

By: /s/ GRANT E. ROLLIN
   -------------------------
   Name:  Grant E. Rollin
   Title: Secretary


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